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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):     JUNE 30, 2000

                               THE WMA CORPORATION
             (Exact name of registrant as specified in its charter)

                                    DELAWARE
         (State or other jurisdiction of incorporation or organization)

         0-23637                                       58-2179041
 (Commission file number)                   (IRS Employer Identification No.)

      11315 JOHNS CREEK PARKWAY, DULUTH, GEORGIA                30097
      (Address of principal executive offices)                 (zip code)

                                 (770) 248-3311
              (Registrant's telephone number, including area code)


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ITEM 5.  OTHER EVENTS

         On June 30, 2000, The WMA Corporation (the "Company") sold approximately $4 million of convertible preferred stock, $2.00 par value per share (the "Shares"), in a private placement to accredited investors consisting primarily of officers of the Company and independent sales associates of an affiliate. The private placement proceeds increase the Company's capital base and its business capacity. Independent sales associates were given this opportunity to increase or secure their equity position in the Company. Stephens Inc. acted as the placement agent for the Company.

         The Shares were offered to persons who are "accredited investors" as defined in Rule 501(a) of Regulation D under the Securities Act of 1933, in reliance upon the exemption from registration provided by such regulation and other applicable federal and state securities laws. The Shares may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

ITEM 7.  EXHIBITS

         The following exhibits are filed as part of this report on Form 8-K.

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Exhibit 99.1      Press Release issued by The WMA Corporation dated July 10, 2000.
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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date:    July 11, 2000            THE WMA CORPORATION


                                  By:/s/ Edward F. McKernan
                                  ----------------------------------------------
                                  Name: Edward F. McKernan
                                  Title: Senior Vice President, Chief Financial
                                         Officer and Actuary